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CUSIP No.   61745C105               13G                    Page  7 of  8 Pages
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                     EXHIBIT  1  TO  SCHEDULE  13G
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                           February 14, 1997
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           MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT
         INC. hereby  agree  that,  unless  differentiated, this
         Schedule  13G  is  filed on behalf on of each of the parties.


            MORGAN STANLEY ASSET MANAGEMENT INC.

   BY:      /s/ PETER A. NADOSY
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            Morgan Stanley Asset Management Inc.
            Peter A. Nadosy/  Vice Chairman



            MORGAN STANLEY GROUP INC.

   BY:      /s/ EDWARD J. JOHNSEN
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            Morgan Stanley Group Inc.
            Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated